Exhibit 10.2

FIRST AMENDMENT AND WAIVER
TO AMENDED AND RESTATED LOAN AGREEMENT

This First Amendment and Waiver to Amended and Restated Loan Agreement is entered into as of March 14, 2008 (the “Amendment”) by and between COMERICA BANK (“Bank”) and CLARIENT, INC. (“Borrower”).

RECITALS

Borrower and Bank are parties to that certain Amended and Restated Loan Agreement dated as of February 28, 2008 (the “Agreement”).  Borrower proposes  to incur additional indebtedness (the “Additional Debt”) pursuant to an Amended and Restated Senior Subordinated Revolving Credit Agreement dated as of March 14, 2008 between Safeguard Delaware, Inc. (“Safeguard Delaware”) and Borrower (the “Safeguard Senior Credit Agreement”).  Borrower has requested that Bank consent to the incurrence and repayment of the Additional Debt, and Bank has agreed to do so in accordance with this Consent.  Additionally, the parties desire to amend the Agreement in accordance with the terms of this Amendment.

NOW, THEREFORE, the parties agree as follows:

1.             Effective upon Bank’s receipt of an Affirmation and Amendment of Subordination Agreement from Safeguard Delaware in substantially the form attached (the “Subordination Agreement Amendment”) and compliance by Borrower with the terms of this Amendment, Bank consents to Borrower’s entering into the Safeguard Senior Credit Agreement and the incurrence of indebtedness pursuant thereto and waives any default or event of default under the Agreement resulting from Borrower’s entry into the Safeguard Senior Credit Agreement.  Bank consents to the repayment of the Additional Debt to the extent permitted under the Subordination Agreement Amendment.

2.             Bank hereby waives Borrower’s failure to comply with Section 6.8 (Net Worth covenant) of the Agreement as amended herein for the period ended December 31, 2007.  Bank does not waive Borrower’s obligations under such Sections for any period after December 31, 2007, and Bank does not waive any other failure by Borrower to perform its Obligations under the Loan Documents.  This waiver is not a continuing waiver with respect to any failure to perform any Obligation after December 31, 2007.

3.             Borrower and Bank agree to revise the financial covenants under the Agreement no later than March 21, 2008.

4.             Section 6.8 of the Agreement is hereby amended in its entirety to read as follows:

6.8          Net Worth.  Borrower shall not, at any time during the periods set forth below, allow its Net Worth to fall below the given amount:

Period	Minimum Net Worth

10/1/07-12/31/07	$(2,800,000)
1/1/08 - 3/31/08	$(5,300,000)
4/1/08 – 6/30/08	$(6,740,000)
7/1/08 – 9/30/08	$(7,500,000)

5.             Unless otherwise defined, all initially capitalized terms in this Amendment shall have the respective meanings set forth in the Agreement.  The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its terms and hereby is ratified and confirmed in all respects.  Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof.  Borrower ratifies and reaffirms the continuing effectiveness of all promissory notes, guaranties, security agreements, mortgages, deeds of trust, environmental agreements, and all other instruments, documents and agreements entered into in connection with the Agreement.

6.             This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument (and delivered via facsimile or electronic transmission).

7.             As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:

(a)           this Amendment, duly executed by Borrower;

(b)           an amendment fee of $5,000, plus an amount equal to all Bank Expenses incurred through the date of this Amendment;

(c)           an Affirmation and Amendment of Subordination Agreement, duly executed by Safeguard Delaware, Inc.;

(d)           such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

8.             Notwithstanding anything herein to the contrary, the consents and waivers set forth in this Amendment shall be rescinded and null and void ab initio unless within three (3) Business Days of the date hereof (a) Bank has received a waiver and/or amendment in form and substance satisfactory to Bank with respect to Borrower’s defaults under that certain Loan and Security Agreement among Borrower, Clarient Diagnostic Services, Inc., CLRT Acquisition, LLC, and General Electric Capital Corporation (as amended, the “GE Loan Agreement”) or (b) the monies owing under the GE Loan Agreement have been paid in full and the Revolving Loan Commitment (as defined therein) has been terminated.

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

CLARIENT, INC.

By:

Title:

COMERICA BANK

By:

Title:

2

Attachment

Affirmation and Amendment of Subordination Agreement